First Trust Advisors L.P.
                     120 East Liberty Drive
                            Suite 400
                        Wheaton, IL 60187




                        February 24, 2009



First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, IL 60187

Re:                           FT 1910

Gentlemen:

     We  have  examined  the  Registration  Statement,  File  No.
333-155237, for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President